UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2018

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34529	27-1023344
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

10 Water Street
Enfield, Connecticut	06082
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 272-4235

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement.

Reference is made to Item 1.02 of this Current Report on Form 8-K regarding the Termination Agreement. The disclosure contained in Item 1.02 with respect to the Termination Agreement and the information contained in Exhibit 10.1 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

STR Solar (Suzhou) Co. Ltd. (“STR China”), a wholly-owned subsidiary of STR Holdings, Inc. (“STR” or the “Company”), was a party to a Supply Agreement dated December 31, 2014 (the “Supply Agreement”), with Zhangjiagang Huhui Segpv Co. Ltd ("Huhui"), a solar module manufacturer, and an affiliate of Zhenfa Energy Group Co., Ltd., a Chinese limited liability company, and a significant beneficial holder of the Company’s common stock. Pursuant to the Supply Agreement, STR China agreed to supply Huhui with its requirements for the Company's encapsulant products. The initial term of the Supply Agreement was for one year (subject to certain extensions) and was thereafter automatically renewable for additional one year periods unless terminated by either party. The Supply Agreement further provided that Huhui’s obligations were contingent (unless otherwise provided in the Supply Agreement) upon (i) the delivery by STR China of an initial shipment of encapsulant products in accordance with Huhui’s specifications and (ii) the qualification of the encapsulant products by Huhui during a sample production run of not less than 30 days. STR China received a deposit of RMB 7,125,000 (approximately $1,148,000 at the then-current exchange rate) (the "Deposit") from Huhui during the year ended December 31, 2015, which was included in accrued liabilities on the Company’s Consolidated Balance Sheets as of December 31, 2017.

Huhui did not complete its 30 day production run as contemplated under the Supply Agreement and on March 27, 2018, following the approval of the Company’s Special Committee of Continuing Directors, STR China entered into an agreement to terminate the Supply Agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, Huhui agreed that STR China would retain the Deposit, and each of Huhui and STR China agreed to release the other from any liability or further obligations under the Supply Agreement.

The above description of the Supply Agreement and the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement and the Termination Agreement. The Supply Agreement is set forth as Exhibit 10.14 to the Company’s Annual Report on Form 10-K, and the Termination Agreement is attached hereto as Exhibit 10.1, both of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Termination Agreement, made as of March 6, 2018, by and between Specialized Technology Resources Solar (Suzhou) Co., Ltd. and Zhanjiagang Huhui SEGPV Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STR Holdings, Inc.

Date: April 2, 2018	By:	/s/ ROBERT S. YORGENSEN
Robert S. Yorgensen
President and Chief Executive Officer